Exhibit 10.9

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Omissions are designated as [***].

SECOND AMENDMENT TO COST SHARING AND IRU

AGREEMENT

THIS SECOND AMENDMENT TO COST SHARING AND IRU AGREEMENT (“Amendment”) is made and entered into as of the 11th day of August 2000, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”) and CABLE & WIRELESS USA, INC., a District of Columbia corporation (“Grantee”). This Amendment modifies and amends that certain Cost Sharing and IRU Agreement dated May 25, 1999 between Grantor and Grantee (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

RECITALS

A.    Grantor desires to revise the terms and conditions of the Agreement and related Exhibits in order to clarify the Segment descriptions, the associated IRU Contributions and related provisions.

B.    Grantee desires to revise the terms and conditions of the Agreement and related Exhibits in order to revise the conditions of Segment acceptance, subject to and in accordance with the terms and provisions set forth in this Amendment.

TERMS OF AMENDMENT

Accordingly, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee hereby agree as follows:

ARTICLE 1

CITY PAIR GROUPS/SEGMENTS

1.01    Exhibit “D” of the Agreement shall be deleted and replaced as follows:

EXHIBIT “D”

City Pair Groups/Segments

[***] [Two pages omitted.]

ARTICLE 2

IRU CONTRIBUTION

2.01    Exhibit “E” of the Agreement shall be deleted and replaced as follows:

EXHIBIT “E”

IRU Contribution

The IRU Contribution for the use of the Grantee Fibers shall be equal to the sum of $[***] which IRU Contribution shall be allocated among the City Pair Groups/Segments as follows:

City Pair Group — Segment	Allocated IRU Contribution

[***] [Three pages omitted.]

Additional IRU Contributions shall be due and payable with respect to the use of Regeneration and Opamp Facilities as set forth in Exhibit C. [***] Recurring Charges for Gateway Space and power shall be due and payable in accordance with the Colocation Agreement executed on [***].

The 1RU Contribution for the Grantor Node Facilities, Regeneration Facilities, Opamp Facilities and Gateway Space shall be payable, in full, on the Acceptance Date for such Segment.

The allocated IRU Contribution for each Segment shall be payable by Grantee as follows:

•	25% upon execution of the Agreement

•	25% upon the delivery of such Segment, provided that delivery of such Segment is not more than sixty (60) days prior to the Completion Date.

•	50% upon the latest Acceptance Date for a Segment within the City Pair Group.

ARTICLE 3

COMPLETION DATES

3.01    Exhibit “J” of the Agreement shall be deleted and replaced as follows:

[***] [Three pages omitted].

ARTICLE 4

DEFAULT

4.01 Section	20.03 of the Agreement shall be deleted and replaced as follows:

20.03	Notwithstanding anything contained in this Agreement to the contrary, Grantee’s sole and exclusive remedy with respect to each City Pair Group for any failure of Grantor to deliver the Grantee Fibers within such Segment within a City Pair Group within six (6) months after the Completion Date (other than as caused by Force Majeure Events) for such City Pair Group and otherwise in accordance with this Agreement shall be to terminate this Agreement with respect to such City Pair Group by delivery of written notice to Grantor (which notice must be delivered prior to the date on which such City Pair Group is completed by Grantor), in which event Grantor shall refund all portions of the IRU Contribution previously paid by Grantee to Grantor with respect to such City Pair Group, together with interest thereon at the Prime Rate plus two percent (2%) plus liquidated damages equal to a prorated amount of one year of the total IRU Contribution for such City Pair Group (i.e. one-twentieth of the total IRU Contribution for the undelivered City Pair Group). In the event Grantor shall have failed to deliver the Grantee Fibers in any Segment within a City Pair Group, within eighteen (18) months after the Completion Date and otherwise in accordance with this Agreement, then either party may terminate this Agreement with respect to such City Pair Group and Grantor shall, upon such termination, refund all portions of the IRU Contribution previously paid by Grantee to Grantor with respect to such City Pair Group, together with interest thereon at the Prime Rate plus two percent (2%), plus liquidated damages equal to a prorated amount of one year of the total IRU Contribution for such City Pair Group (i.e. one-twentieth of the total 1RU Contribution for the undelivered City Pair Group).

IN WITNESS WHEREOF, Grantor and Grantee have executed this Amendment as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company

By:	/s/ Jon Yount

Title:	Vice President

Date:	8/11/00

CABLE & WIRELESS USA, INC., a District of Columbia corporation

By:	/s/ W. Wesley Ford

Title:	Sr. Director

Date:	8/11/00

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